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                                                                   EXHIBIT 99(a)


                          FLORIDA PROGRESS CORPORATION

Dear Shareholder:

         Please take note of the important information enclosed with this Proxy Ballot, explaining the proposed share exchange of Florida Progress Corporation (the "Company") with CP&L Energy, Inc., and the conversion of your shares of Company common stock into cash or shares of common stock of CP&L Energy, Inc., as described in detail in the enclosed materials.

         The share exchange requires the approval of a majority of outstanding shares of the Company's common stock. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         You may follow the instructions on the reverse side to vote your shares either by telephone or by the Internet. Alternatively, you may mark the boxes on the reverse side of the proxy card below, in order to indicate how your shares will be voted; then sign and date the card, detach it and return your vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Annual Meeting of Shareholders on August 17, 2000. Thank you in advance for your prompt consideration of these matters.

         If you voted by telephone or Internet, please do not subsequently mail back your proxy card unless you intend to revoke your prior vote.

-----------------------------DETACH HERE IF MAILING-----------------------------


PROXY/VOTING INSTRUCTIONS                              PROXY/VOTING INSTRUCTIONS

                          FLORIDA PROGRESS CORPORATION

          Proxy/Voting Instructions for Annual Meeting of Shareholders

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The signatory shareholder(s) hereby appoint(s) Richard Korpan and Kathleen M. Haley, or either of them, with full power of substitution as attorneys and proxies to vote all of the shares of COMMON STOCK of Florida Progress Corporation held or owned by said shareholder(s) at the Annual Meeting of Shareholders on August 17, 2000, and at any adjournments or postponements thereof, as follows on the reverse and in their discretion upon any other business which may properly come before the Meeting.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN THE ELECTION OF DIRECTORS AND "FOR" THE APPROVAL OF PROPOSAL NUMBER 2.

If you hold shares in the Savings Plan for Employees of Florida Progress Corporation, this proxy constitutes voting instructions for any shares so held by the undersigned.

You SHOULD NOT return your stock certificates with this proxy. You will receive instructions on forwarding your stock certificates at a later date if the Agreement and Plan of Exchange referenced on the reverse side is approved.

-------------                                                      -------------
 SEE REVERSE    UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE    SEE REVERSE
     SIDE      MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE       SIDE
-------------                                                      -------------


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Florida Progress Corporation
P. O. Box 9398
Boston, MA 02205-9398

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-------------------------------------       ------------------------------------
          VOTE BY TELEPHONE                         VOTE BY INTERNET
-------------------------------------       ------------------------------------

  FAST * EASY * CONVENIENT * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS/WEEK
                     UNTIL 9:00 A.M. E.T., AUGUST 17, 2000
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Follow these four easy steps:                Follow these four easy steps:

1.   Read the accompanying Proxy             1.   Read the accompanying Proxy
     Statement/Prospectus and Proxy Card.         Statement/Prospectus and Proxy Card.

2.   Call the toll-free number               2.   Go to the Website
     1-877-PRX-VOTE (1-877-779-8683).             http://www.eproxyvote.com/fpc

3.   Enter your 14-digit Voter Control       3.   Enter your 14-digit Voter Control
     Number located on your Proxy Card            Number located on your Proxy Card above
     above your name.                             your name.

4.   Follow the recorded instructions.       4.   Follow the instructions provided.

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                          -----------------------------
                                OR, VOTE BY MAIL
                          -----------------------------
                             YOUR VOTE IS IMPORTANT!
             DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY TELEPHONE
            OR INTERNET UNLESS YOU INTEND TO REVOKE YOUR PRIOR VOTE.

-----------------------------------DETACH HERE----------------------------------

  / X /  PLEASE MARK VOTES AS IN
         THIS EXAMPLE


UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
--------------------------------------------------------------------------------

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                                                      Signature:__________________  Date:___________

1.   Election of Directors. Class I Nominees:                                                        For   Against   Abstain
     (01) Michael P. Graney, (02) Joan D. Ruffier     2.   Approval of the Amended and              /  /     /  /      /  /
     (03) Robert T. Stuart, Jr.                            Restated Agreement and Plan
                                                           of Exchange, dated as of
          FOR                     WITHHELD                 August 22, 1999, as amended
          ALL     /  /    /  /    FROM ALL                 and restated as of March 3, 2000,
       NOMINEES                   NOMINEES                 by and among the Company, Carolina
                                                           Power & Light Company and CP&L
  /  / _______________________________________             Energy, Inc., including the related
       For all nominees except as noted above.             Plan of Share Exchange.

                                                      3.   In their discretion, upon any other
                                                           business which may properly come
                                                           before the meeting or any adjournments
                                                           or postponements thereof.

                                                      Mark here if You Plan              Mark Here For Address
                                                      To Attend the Meeting   /  /       Change and Note At Left.  /  /

                                                      The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said meeting or any adjournment thereof.
                                                      Please mark, date, sign, detach and mail in the enclosed envelope.
                                                      When signing as attorney, executor, administrator, trustee or guardian, please give full title. For joint account, each joint owner should sign. If the signer is a corporation, please sign full corporation name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:____________________________ Date:__________________

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